Exhibit 99.3

PRESS RELEASE

FOR IMMEDIATE RELEASE

For  more information, contact:

John C. Garrison

11011 King Street, Suite 260B

Overland Park, KS  66210

Phone: 913.469.5615

www.empireenergy.com

Empire Energy Corporation International announces Merger support by Great South Land Minerals, Ltd. Board of Directors

Friday March 11, 2005

OVERLAND PARK, Kan. – (BUSINESS WIRE) – Empire Energy Corporation International (Empire) (OTCBB:EEGC – News) announced today that the board of directors of Great South Land Minerals, Ltd. (GSLM), a Tasmanian oil and gas exploration company, has passed a resolution recommending that the shareholders of GSLM accept the offer from Empire.

The Empire bid provides for the shareholders of GSLM to exchange their GSLM ordinary shares for an equal number of shares of Empire common stock. The offer is being made for all of the issued and outstanding ordinary shares of GSLM, with the minimum tender condition of acceptance in an amount exceeding 50%.  Acceptance of the offer will result in former GSLM shareholders controlling the majority of the issued and outstanding Empire voting shares.

Malcolm Bendall, Chairman of the Board of Great Southland Minerals, Ltd. and President of Empire Energy Corporation International said, ”We are delighted that the prospect for this merger has been greatly enhanced by the action of the GSLM board of directors and expect early acceptance by the GSLM shareholders.”

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This Press Release contains forward-looking statements based on our current expectations about our company and our industry.  You can identify these forward-looking statements when you see us using the words such as “expect,” “anticipate,” “estimate,” “believes,” “plans” and other similar expressions.  These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of our ability to complete required financings and other preconditions to the completion of the transactions described herein and GSLM’s ability to successfully acquire reserves and produce its resources among other issues.  We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.  We caution you not to place undue reliance on those statements.